UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2007

Brampton Crest International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1321002	30-0286164
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1224 Washington Avenue
Miami Beach, FL 33139
 (Address of Principal Executive Offices)

N/A
(Prior Address if Changed From Last Report)

(305) 531-1174
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2007, Brampton Crest International, Inc. appointed its President, Robert Wineberg, as President of its newly formed wholly owned subsidiary, White Peak Capital Group, Inc. (“White Peak”), and entered into a three month consulting contract by and between White Peak and its Vice President, Tsvi Katsir, dated February 1st, 2007. Pursuant to the agreement, Mr. Katsir is entitled to receive a Consulting fee of $10,000 and an option to acquire 200,000 shares of Brampton Crest International, Inc.’s common stock, par value $.01 per share. A copy of the agreement is filed with this Current Report as Exhibit 10.1.

ITEM 8.01  OTHER EVENTS

Effective March 2, 2007, Brampton Crest International (BRCI or the “Company”) announced that it had formed a wholly owned subsidiary, White Peak Capital Group, Inc., a Florida corporation (“White Peak”) that will focus on making secured short and medium term loans.

White Peak will generate its own business through an established network of finance industry contacts developed by its management and by seeking participations with other originators, known to the company management. White Peak loans will be both short and medium term, secured by accounts and trade receivables, real estate, credit card receivables, equipment, letters of credit and shares of stock. The originators from whom White Peak will purchase participations are established companies known to White Peak management.

Robert Wineberg, President, and Tsvi Katsir, Vice President, head White Peak’s management team. Mr. Wineberg, who is also the Chief Executive Officer of White Peak’s parent company Brampton Crest International, Inc. is a Chartered Accountant and Chartered Financial Analyst who has been a Canadian securities trader for the past 30 years. Mr. Katsir, who is based in Southern Florida, has extensive banking and real estate finance experience, having served as president for Opal Trade Corp.; a banker for Bank Leumi Trust Company; and, more recently, as a mortgage broker in South Florida.

White Peak will seek to establish a well managed loan portfolio. Its management’s network of contacts is expected to help it gain access to many corporate clients seeking funding, corporate finance advice and other corporate activity. By conducting due diligence in the loan approval process, White Peak will have an opportunity to thoroughly familiarize itself with its clients and expand its capital activities with these borrowers. White Peak will maintain a website www.whitepeakcapitalgroup.com.

White Peak will initially be funded by capital from BRCI. BRCI intends to raise additional capital, and will attempt to secure bank lines of credit to further its lending activities. However, there are no assurances or guaranties that the lines of credit or additional capital will be achieved.

White Peak is applying to the State of Florida to become a licensed mortgage lender. White Peak will be establishing an office in Miami, Florida. Its parent company Brampton Crest International will consolidate its office with White Peak’s.

Item 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

Exhibits	Description

10.1	Consulting Agreement between Tsvi Katsir and White Peak Capital Group, Inc.
99.1	Press Release dated March 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAMPTON CREST INTERNATIONAL, INC.

Date: March 13, 2007	By:	/s/ Robert Wineberg
Robert Wineberg
President

Date: March 13, 2007	By:	/s/ Brad Hacker
Brad Hacker
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement between Tsvi Katsir and White Peak Capital Group, Inc.

99.1	Company press release dated March 12, 2007 titled, "Brampton Crest International, Inc. creates financing subsidiary- White Peak Capital Group, Inc.